Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FOURTH QUARTER 2022 EPS OF ($1.01) PER SHARE;
AND FFO OF $1.46 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $1.01 per share for the fourth quarter of 2022 as compared to net loss of $0.82 per share for the same period in 2021.
•Reported funds from operations, or FFO, of $1.46 per share for the fourth quarter of 2022, or $1.47 per share before giving effect to ($0.8) million, or ($0.01) per share, of non-cash fair value adjustments, as compared to $1.52 per share for the same period in 2021.
•Reported FFO of $6.64 per share for the full year, or $6.76 per share before giving effect to ($8.5) million, or ($0.12) per share, of non-cash fair value adjustments and gains or losses on the early extinguishment of debt, as compared to $6.63 for the same period in 2021.
•Signed 33 Manhattan office leases covering 196,421 square feet in the fourth quarter of 2022 and 141 Manhattan office leases covering 2,136,464 square feet for the full year. The mark-to-market on signed Manhattan office leases was 4.7% lower for the fourth quarter and 9.2% lower for the full year than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 3.3% for the fourth quarter of 2022 and increased by 4.6% for the full year as compared to the same period in 2021, excluding lease termination income.
•Manhattan same-store office occupancy was 91.2% as of December 31, 2022, inclusive of leases signed but not yet commenced.
Investing Highlights
•Together with our joint venture partner, entered into an agreement to sell the retail condominiums at 121 Greene Street for a gross sales price of $14.0 million. The transaction is expected to close in the first quarter of 2023, subject to customary closing conditions.
•Closed on the previously announced sale of 414,317 square feet of office leasehold condominium units at 885 Third Avenue to Memorial Sloan Kettering Cancer Center ("MSK") for total consideration of $300.4 million. The transaction generated net cash proceeds to the Company of $281.0 million.

Financing Highlights
•In January 2023, increased the Company's unsecured term loan facility, which matures in April 2024, as fully extended, by $25.0 million to $425.0 million.
•As a result of executed derivatives, the Company's share of net floating rate debt was reduced to $1.1 billion, equating to 9.1% of total combined debt, as of December 31, 2022.
NEW YORK, January 25, 2023 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net loss attributable to common stockholders for the quarter ended December 31, 2022 of $64.3 million and $1.01 per share as compared to net loss of $51.3 million and $0.82 per share for the same quarter in 2021. Net loss attributable to common stockholders for the fourth quarter of 2022 included $30.5 million, or $0.44 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments, as compared to $42.8 million, or $0.61 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments for the same period in 2021.
The Company also reported a net loss attributable to common stockholders for the year ended December 31, 2022 of $93.0 million and $1.49 per share as compared to net income of $434.8 million and $6.50 per share for the same period in 2021. Net loss attributable to common stockholders for the year ended December 31, 2022 included $99.0 million, or $1.43 per share, of net losses recognized from the sale of real estate interests and non-cash fair value adjustments. Net income for the year ended December 31, 2021 included $440.9 million, or $6.23 per share, of net gains recognized from the sale of real estate interests and non-cash fair value adjustments.
The Company reported FFO for the quarter ended December 31, 2022 of $100.0 million and $1.46 per share, or $100.8 million and $1.47 per share before giving effect to ($0.8) million, or ($0.01) per share, of non-cash fair value adjustments, as compared to FFO for the same period in 2021 of $108.3 million and $1.52 per share.
The Company also reported FFO for the year ended December 31, 2022 of $458.8 million and $6.64 per share, or $467.3 million and $6.76 per share before giving effect to ($8.5) million, or ($0.12) per share, of non-cash fair value adjustments and gains or losses on the early extinguishment of debt, as compared to FFO for the same period in 2021 of $481.2 million and $6.63 per share.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 2.1% for the fourth quarter of 2022, or 3.3% excluding lease termination income, as compared to the same period in 2021.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 5.2% for the year ended December 31, 2022, or 4.6% excluding lease termination income, as compared to the same period in 2021.

During the fourth quarter of 2022, the Company signed 33 office leases in its Manhattan office portfolio totaling 196,421 square feet. The average rent on the Manhattan office leases signed in the fourth quarter of 2022, excluding leases signed at One Vanderbilt, was $69.67 per rentable square foot with an average lease term of 8.0 years and average tenant concessions of 7.4 months of free rent with a tenant improvement allowance of $59.58 per rentable square foot. Twenty-one leases comprising 168,525 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $69.78 per rentable square foot, representing a 4.7% decrease over the previous fully escalated rents on the same office spaces.
During the year ended December 31, 2022, the Company signed 141 office leases in its Manhattan office portfolio totaling 2,136,464 square feet. The average rent on the Manhattan office leases signed in 2022, excluding leases signed at One Vanderbilt, One Madison and the MSK lease at 885 Third Avenue, was $70.36 per rentable square foot with an average lease term of 8.2 years and average tenant concessions of 8.7 months of free rent with a tenant improvement allowance of $77.55 per rentable square foot. Eighty-six leases comprising 770,011 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $70.18 per rentable square foot, representing a 9.2% decrease over the previous fully escalated rents on the same office spaces. Excluding one lease covering 236,026 square feet at 100 Park Avenue, the replacement leases had average starting rents representing a 1.2% decrease over the previous fully escalated rents.
Occupancy in the Company's Manhattan same-store office portfolio was 91.2% as of December 31, 2022, inclusive of 58,143 square feet of leases signed but not yet commenced, as compared to 92.1% at the end of the previous quarter.
Significant leases signed in the fourth quarter include:
•Early renewal with Aecom for 45,245 square feet at 100 Park Avenue;
•Early renewal with The Federative Republic of Brazil for 30,030 square feet at 220 East 42nd Street;
•Retail renewal with Roundabout Theater Company for 27,527 square feet at 1185 Avenue of the Americas;
•Early renewal with Tinicum, Inc. for 16,045 square feet at 800 Third Avenue;
•Renewal with The Board of Equalization, State of California for 12,499 square feet at 485 Lexington Avenue; and
•New lease with Bank OZK for 8,936 square feet at 280 Park Avenue.
Investment Activity
In December, the Company, together with its joint venture partner, entered into an agreement to sell the retail condominiums at 121 Greene Street for a gross sales price of $14.0 million. The transaction is expected to close in the first quarter of 2023, subject to customary closing conditions.

In December, the Company closed on the previously announced sale of 414,317 square feet of office leasehold condominium units at 885 Third Avenue - better known as "The Lipstick Building" - to MSK for total consideration of $300.4 million. SL Green retained the remaining 218,796 square feet of the building. The transaction generated net cash proceeds to the Company of $281.0 million and the Company recognized a loss of $18.4 million due to basis allocation.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $623.3 million at December 31, 2022. The portfolio had a weighted average current yield of 6.5%, or 10.4% excluding the effect of $238.7 million of investments that are on non-accrual. During the fourth quarter, one investment totaling $56.9 million was repaid and the Company did not originate or acquire any new investments.
Financing Activity
In January 2023, the Company increased the size of the unsecured term loan facility that matures in April 2024, as fully extended, by $25.0 million to $425.0 million. The facility bears interest at 140 basis points over Term SOFR.
Through the execution of fixed rate swaps and LIBOR or SOFR caps, the Company's floating rate debt was reduced to $1.1 billion, equating to 9.1% of total combined debt, as of December 31, 2022.
Dividends
In the fourth quarter of 2022, the Company declared:
•Two monthly ordinary dividends on its outstanding common stock of $0.3108 per share, which were paid on November 15 and December 15, 2022, and one monthly dividend on its outstanding common stock of $0.2708 per share, which was paid on January 17, 2023. The monthly ordinary dividend paid in January 2023 equates to an annualized dividend of $3.25 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period October 15, 2022 through and including January 14, 2023, which was paid on January 17, 2023 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 26, 2023, at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2022, SL Green held interests in 61 buildings totaling 33.1 million square feet. This included ownership interests in 28.9 million square feet of Manhattan buildings and 3.4 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues:	2022	2021	2022	2021

Rental revenue, net	$172,892	$135,205	$588,824	$604,634
Escalation and reimbursement	24,393	14,908	82,676	73,542
Investment income	11,305	20,888	81,113	80,340
Other income	16,284	23,580	74,126	85,475
Total revenues	224,874	194,581	826,739	843,991
Expenses:
Operating expenses, including related party expenses of $6 and $5,701 in 2022, and $3,550 and $12,377 in 2021	46,912	40,302	174,063	167,153
Real estate taxes	41,551	31,517	138,228	152,835
Operating lease rent	6,514	6,551	26,943	26,554
Interest expense, net of interest income	37,619	13,736	89,473	70,891
Amortization of deferred financing costs	1,909	1,919	7,817	11,424
Depreciation and amortization	72,947	47,335	215,306	216,869
Loan loss and other investment reserves, net of recoveries	—	2,931	—	2,931
Transaction related costs	88	3,558	409	3,773
Marketing, general and administrative	24,224	26,486	93,798	94,912
Total expenses	231,764	174,335	746,037	747,342

Equity in net loss from unconsolidated joint ventures	(26,696)	(24,081)	(57,958)	(55,402)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(27,319)	(131)	(32,757)
Purchase price and other fair value adjustment	(770)	543	(8,118)	210,070
(Loss) gain on sale of real estate, net	(23,381)	2,079	(84,485)	287,417
Depreciable real estate reserves	(6,313)	(18,098)	(6,313)	(23,794)
Loss on early extinguishment of debt	—	(1,551)	—	(1,551)
Net (loss) income	(64,050)	(48,181)	(76,303)	480,632
Net loss (income) attributable to noncontrolling interests in the Operating Partnership	3,963	3,032	5,794	(25,457)
Net loss (income) attributable to noncontrolling interests in other partnerships	1,147	(570)	(1,122)	1,884
Preferred unit distributions	(1,599)	(1,813)	(6,443)	(7,305)
Net (loss) income attributable to SL Green	(60,539)	(47,532)	(78,074)	449,754
Perpetual preferred stock dividends	(3,737)	(3,737)	(14,950)	(14,950)
Net (loss) income attributable to SL Green common stockholders	$(64,276)	$(51,269)	$(93,024)	$434,804
Earnings Per Share (EPS)
Net (loss) income per share (Basic)	$(1.01)	$(0.82)	$(1.49)	$6.57
Net (loss) income per share (Diluted)	$(1.01)	$(0.82)	$(1.49)	$6.50

Funds From Operations (FFO)
FFO per share (Basic)	$1.47	$1.58	$6.71	$6.88
FFO per share (Diluted)	$1.46	$1.55	$6.64	$6.80
FFO per share (Pro forma) (1)	$1.46	$1.52	$6.64	$6.63

Basic ownership interest
Weighted average REIT common shares for net income per share	63,919	64,232	63,917	65,740
Weighted average partnership units held by noncontrolling interests	3,740	3,877	4,012	3,987
Basic weighted average shares and units outstanding	67,659	68,109	67,929	69,727

Diluted ownership interest
Weighted average REIT common share and common share equivalents	64,910	66,058	65,041	66,782
Weighted average partnership units held by noncontrolling interests	3,740	3,877	4,012	3,987
Diluted weighted average shares and units outstanding	68,650	69,935	69,053	70,769
Pro forma adjustment (1)	—	1,317	—	1,794
Pro forma diluted weighted average shares and units outstanding (1)	68,650	71,252	69,053	72,563

(1) During the first quarter of 2022, the Company completed a reverse stock split and a special dividend paid primarily in stock. GAAP requires the weighted average common shares outstanding to be retroactively adjusted for all periods presented to reflect the reverse stock split. However, GAAP requires shares issued pursuant to the special dividend be included in diluted weighted average common shares outstanding only from the date on which the special dividend was declared. To facilitate comparison between the periods presented, the Company calculated Pro forma diluted weighted average shares and units outstanding, which includes the shares issued pursuant to the special dividend from the beginning of the 2021 reporting periods.

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,	December 31,
	2022	2021
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,576,927	$1,350,701
Building and improvements	4,903,776	3,671,402
Building leasehold and improvements	1,691,831	1,645,081
Right of use asset - operating leases	1,026,265	983,723
	9,198,799	7,650,907
Less: accumulated depreciation	(2,039,554)	(1,896,199)
	7,159,245	5,754,708
Assets held for sale	—	140,855
Cash and cash equivalents	203,273	251,417
Restricted cash	180,781	85,567
Investment in marketable securities	11,240	34,752
Tenant and other receivables	34,497	47,616
Related party receivables	27,352	29,408
Deferred rents receivable	257,887	248,313
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,811 and $5,057 in 2022 and 2021, respectively, and allowances of $6,630 in both 2022 and 2021	623,280	1,088,723
Investments in unconsolidated joint ventures	3,190,137	2,997,934
Deferred costs, net	121,157	124,495
Other assets	546,945	262,841
Total assets	$12,355,794	$11,066,629

Liabilities
Mortgages and other loans payable	$3,235,962	$1,399,923
Revolving credit facility	450,000	390,000
Unsecured term loan	1,650,000	1,250,000
Unsecured notes	100,000	900,915
Deferred financing costs, net	(23,938)	(23,808)
Total debt, net of deferred financing costs	5,412,024	3,917,030
Accrued interest payable	14,227	12,698
Accounts payable and accrued expenses	154,867	157,571
Deferred revenue	272,248	107,275
Lease liability - financing leases	104,218	102,914
Lease liability - operating leases	895,100	851,370
Dividend and distributions payable	21,569	187,372
Security deposits	50,472	52,309
Liabilities related to assets held for sale	—	64,120
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	236,211	195,390
Total liabilities	7,260,936	5,748,049

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	269,993	344,252
Preferred units	177,943	196,075

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both December 31, 2022 and December 31, 2021	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,440 and 65,132 issued and outstanding (including 1,060 and 1,027 held in Treasury) at December 31, 2022 and December 31, 2021, respectively	656	672
Additional paid-in capital	3,790,358	3,739,409
Treasury stock at cost	(128,655)	(126,160)
Accumulated other comprehensive income (loss)	49,604	(46,758)
Retained earnings	651,138	975,781
Total SL Green Realty Corp. stockholders’ equity	4,585,033	4,764,876
Noncontrolling interests in other partnerships	61,889	13,377
Total equity	4,646,922	4,778,253
Total liabilities and equity	$12,355,794	$11,066,629

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Funds From Operations (FFO) Reconciliation:	2022	2021	2022	2021

Net (loss) income attributable to SL Green common stockholders	$(64,276)	$(51,269)	$(93,024)	$434,804
Add:
Depreciation and amortization	72,947	47,335	215,306	216,869
Joint venture depreciation and noncontrolling interest adjustments	67,541	72,167	252,893	249,087
Net (income) loss attributable to noncontrolling interests	(5,110)	(2,462)	(4,672)	23,573
Less:
(Gain) loss on sale of real estate, net	(23,381)	2,079	(84,485)	287,417
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(27,319)	(131)	(32,757)
Purchase price and other fair value adjustments	—	—	—	209,443
Depreciable real estate reserves	(6,313)	(18,098)	(6,313)	(23,794)
Depreciation on non-rental real estate assets	760	837	2,605	2,790
FFO attributable to SL Green common stockholders and unit holders	$100,036	$108,272	$458,827	$481,234

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating income and Same-store NOI Reconciliation:	2022	2021	2022	2021

Net (loss) income	$(64,050)	$(48,181)	$(76,303)	$480,632
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	27,319	131	32,757
Purchase price and other fair value adjustments	770	(543)	8,118	(210,070)
Loss (gain) on sale of real estate, net	23,381	(2,079)	84,485	(287,417)
Depreciable real estate reserves	6,313	18,098	6,313	23,794
Depreciation and amortization	72,947	47,335	215,306	216,869
Interest expense, net of interest income	37,619	13,736	89,473	70,891
Amortization of deferred financing costs	1,909	1,919	7,817	11,424
Operating income	78,889	57,604	335,340	338,880

Equity in net loss from unconsolidated joint ventures	26,696	24,081	57,958	55,402
Marketing, general and administrative expense	24,224	26,486	93,798	94,912
Transaction related costs, net	88	3,558	409	3,773
Investment income	(11,305)	(20,888)	(81,113)	(80,340)
Loan loss and other investment reserves, net of recoveries	—	2,931	—	2,931
Non-building revenue	(11,575)	(20,540)	(47,161)	(46,110)
Loss on early extinguishment of debt	—	1,551	—	1,551
Net operating income (NOI)	107,017	74,783	359,231	370,999

Equity in net loss from unconsolidated joint ventures	(26,696)	(24,081)	(57,958)	(55,402)
SLG share of unconsolidated JV depreciation and amortization	63,219	69,868	241,127	243,791
SLG share of unconsolidated JV interest expense, net of interest income	61,362	44,460	209,182	154,026
SLG share of unconsolidated JV amortization of deferred financing costs	3,127	3,101	12,031	14,297
SLG share of unconsolidated JV loss on early extinguishment of debt	—	(317)	325	1,372
SLG share of unconsolidated JV investment income	(424)	(309)	(1,420)	(1,229)
SLG share of unconsolidated JV non-building revenue	(2,972)	(1,202)	(7,232)	(4,204)
NOI including SLG share of unconsolidated JVs	204,633	166,303	755,286	723,650

NOI from other properties/affiliates	(64,354)	(24,747)	(167,818)	(136,435)
Same-store NOI	140,279	141,556	587,468	587,215

Ground lease straight-line adjustment	204	204	815	815
SLG share of unconsolidated JV ground lease straight-line adjustment	192	219	770	916
Straight-line and free rent	(1,267)	(633)	(5,933)	(7,093)
Amortization of acquired above and below-market leases, net	13	(100)	(22)	(395)
SLG share of unconsolidated JV straight-line and free rent	4,091	(304)	13,741	(12,487)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,500)	(4,762)	(18,116)	(18,741)
Same-store cash NOI	$139,012	$136,180	$578,723	$550,230

Lease termination income	(5)	(636)	(1,199)	(3,592)
SLG share of unconsolidated JV lease termination income	(70)	(1,051)	(8,515)	(2,521)
Same-store cash NOI excluding lease termination income	$138,937	$134,493	$569,009	$544,117

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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